Exhibit (j)(K)

NSCC Membership Number 2006

SCHEDULE B

VANGUARD FUNDS

Vanguard Emerging Markets Stock Index Fund (Admiral Shares)

Vanguard Emerging Markets Stock Index Fund (Institutional Shares)

Vanguard Explorer Fund (Admiral Shares)

Vanguard Explorer Fund (Investor Shares)

Vanguard Extended Market Index Fund (Institutional Plus Shares)

Vanguard FTSE All-World ex-US Small-Cap Index Fund (Admiral Shares)

Vanguard FTSE Social Index Fund (Admiral Shares)

Vanguard Inflation-Protected Securities Fund (Admiral Shares)

Vanguard Intermediate-Term Treasury Fund (Admiral Shares)

Vanguard Intermediate-Term Treasury Fund (Investor Shares)

Vanguard Institutional Index Fund Institutional Plus Shares (Institutional Plus Shares)

Vanguard Mid-Cap Growth Index Fund (Admiral Shares)

Vanguard Mid-Cap Value Index Fund (Admiral Shares)

Vanguard Real Estate Index Fund (Admiral Shares)

Vanguard Selected Value Fund (Investor Shares)

Vanguard Small-Cap Growth Index Fund (Admiral Shares)

Vanguard Small-Cap Value Index Fund (Investor Shares)

Vanguard Small-Cap Value Index Fund (Institutional Shares)

Vanguard Total International Bond Index Fund (Admiral Shares)

Vanguard Total International Bond Index Fund (Institutional Shares)

Vanguard Total International Stock Index Fund (Admiral Shares)

Vanguard Treasury Money Market Fund (Investor Shares)

Vanguard Wellington Fund (Admiral Shares)

Vanguard Wellington Fund (Investor Shares)

Vanguard 500 Index Fund (Admiral Shares)

Vanguard Equity Income Fund (Admiral Shares)

Vanguard Extended Market Index Fund (Institutional Shares)

Vanguard Total Bond Market Index Fund (Institutional Shares)

This Schedule B, to the Agreement dated April 15, 2011, is updated and effective as of April 27, 2023 and replaces all prior versions of this Schedule.

0241320 0.8 DCC&S VA INSURANCE PRODUCT—UPDATED SCHEDULE B

NSCC Membership Number 2006
TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA,
on behalf of itself and each segregated asset account set forth on Schedule A

THE VANGUARD GROUP, INC.	By:

By:	Print Name:

Print Name:	Title:

Title:

JPMORGAN CHASE BANK, N.A.

By:

Print Name:

Title:

0241320 0.8 DCC&S VA INSURANCE PRODUCT—UPDATED SCHEDULE B